CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Berry Petroleum Company on Form S-8 (File No. 33-23326 and 33-61337) of our report dated February 21, 1996 on our audits of the financial statements of Berry Petroleum Company as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.


Los Angeles, California
March 14, 1996





















                                 Exhibit 23.1